As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MBX Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1882872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MBX Biosciences, Inc.

11711 N. Meridian Street, Suite 300

Carmel, Indiana 46032

(317) 659-0200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

MBX Biosciences, Inc. 2024 Stock Option and Incentive Plan

MBX Biosciences, Inc. 2024 Employee Stock Purchase Plan

(Full title of the plans)

P. Kent Hawryluk

President and Chief Executive Officer

MBX Biosciences, Inc.

11711 N. Meridian Street, Suite 300

Carmel, Indiana 46032

(317) 659-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom

Edwin M. O’Connor

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 2,246,397 shares of common stock, par value $0.0001 per share (“Common Stock”), of MBX Biosciences, Inc. (the “Registrant”) to be issued under the Registrant’s 2024 Stock Option and Incentive Plan (the “2024 Plan”) and (ii) an additional 449,279 shares of Common Stock of the Registrant to be issued under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”), for which Registration Statements on Form S-8 (File No. 333-282106 and File No. 333-285846) relating to the same employee benefit plans are effective.

These additional shares are of the same class as other securities relating to the 2024 Plan and 2024 ESPP for which the Registrant’s Registration Statements on Form S-8 (File No. 333-282106 and File No. 333-285846) filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2024 and March 17, 2025, respectively, are effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File No. 333-282106 and File No. 333-285846) filed with the Commission on September 13, 2024 and March 17, 2025, respectively, are incorporated by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements is presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit table

4.1

Fourth Amended and Restated Certificate of Incorporation of MBX Biosciences, Inc. (as currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-42272) filed with the SEC on September 16, 2024).

4.2

Amended and Restated Bylaws of MBX Biosciences, Inc. (as currently in effect) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-42272) filed with the SEC on September 16, 2024).

4.3

Second Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated August 2, 2024) (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-281764) filed with the SEC on September 9, 2024).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-281764) filed with the SEC on September 9, 2024

4.5

Description of Registrant's Securities (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K (File No. 001-42272) filed with the Securities and Exchange Commission on March 17, 2025.

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2024 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-281764) filed with the SEC on September 9, 2024).

99.2	2024 Employee Stock Purchase Plan(incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-281764) filed with the SEC on September 9, 2024).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, Indiana, on this 12th day of March, 2026.

MBX Biosciences, Inc.

By:	/s/ P. Kent Hawryluk
Name: P. Kent Hawryluk
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of P. Kent Hawryluk and Steven L. Hoerter, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ P. Kent Hawryluk P. Kent Hawryluk	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2026

/s/ Richard Bartram Richard Bartram	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2026

/s/ Tiba Aynechi Tiba Aynechi	Director	March 12, 2026

/s/ Steven L. Hoerter Steven L. Hoerter	Director	March 12, 2026

/s/ Patrick Heron Patrick Heron	Director	March 12, 2026

/s/ Edward T. Mathers Edward T. Mathers	Director	March 12, 2026
/s/ Ora Pescovitz Ora Pescovitz	Director	March 12, 2026
/s/ Steven Ryder Steven Ryder	Director	March 12, 2026
/s/ Laurie Stelzer Laurie Stelzer	Director	March 12, 2026